                                                    EXHIBIT 10.7*
                                                    -------------

                        KELLWOOD COMPANY

    CORPORATE DEVELOPMENT INCENTIVE PLAN OF 1986, AS AMENDED
         (Formerly known as the Key Executive Long-Term
               Incentive Plan of 1983, as amended)


1.   Purpose

     A. To cause the interests of key executives and stockholders to coincide by basing certain of the executive long-term incentives on the achievement of long range corporate goals.
     B. To provide meaningful incentive to Participants to improve the Company's long-term growth and profitability.
     C. To encourage Participants to enhance the growth and profitability of the entire Company rather than concentrating efforts on only a specific segment of the Company.
     D.   To encourage acceptance and continuation of employment.

2.   Name of Plan

     The Plan shall be known as the Kellwood Company Corporate
     Development Incentive Plan of 1986, as amended.

3.   Definitions

     The following words and phrases, when used in this Plan, shall have the meanings indicated herein:

     (1)  Award:              A number of Shares in Stock earned
                              by a Participant under the Plan.

     (2)  Board of Directors
            or Board:         The Board of Directors of the
                              Company.

     (3)  Change in Control:  Change in Control of the Company
                              shall be defined to have occurred if
                              (i) any "person" (as such term is
                              used in Section 13(d) and 14(d) of
                              the Exchange Act) is or becomes the
                              "beneficial owner" (as defined in
                              Rule 13d-3 under the Exchange Act),
                              directly or indirectly, of
                              securities of the Company
                              representing 25% or more of the
                              combined voting power of the

                                    1                      Rev. 3-94

                              Company's then outstanding
                              securities; or (ii) during any
                              period of two consecutive years,
                              individuals who, at the beginning of
                              the two year period, were members of
                              the Board cease for any reason to
                              constitute at least a majority of
                              the Board.

     (4)  Chief Executive
            Officer:          The Chief Executive Officer of the
                              Company.

     (5)  Committee:          The Compensation and Stock Option
                              Committee of the Company's Board of
                              Directors, no members of which will
                              be eligible to participate in this
                              Plan.

     (6)  Company:            Kellwood Company.

     (7)  Disability:         A physical or mental condition,
                              which in the judgment of the
                              Committee, based on medical evidence
                              acceptable to the Committee, would
                              result in a Participant being
                              determined to be totally and
                              permanently disabled under normal
                              Company policy.

     (8)  Employer:           Kellwood Company and each of its
                              subsidiaries, affiliates and related
                              companies to which the Plan has been
                              extended by the Committee.

     (9)  Escrow Agent:       The Escrow Agent selected by the
                              Committee to receive and hold
                              restricted Stock under the Plan.

     (10) Fiscal Year:        The Company's fiscal year.

     (11) Measurement Period: The Company's fiscal year.

     (12) Participant:        An Employee of the Employer selected
                              by the Committee to whom an Award
                              has been made under the provisions
                              of the Plan.  A Participant will be
                              selected by the Committee in its
                              sole discretion, based upon the
                              Committee's judgment of the
                              employee's ability to significantly
                              affect major decisions and actions

                                    2                         Rev. 3-94
                              which influence the continued
                              profitable growth and development of
                              the total Employer, the value of the
                              employee's continuing service and
                              the probable detriment of his or her
                              employment with competitors.

     (13) Plan:               The Kellwood Company Corporate
                              Development Incentive Plan of 1986
                              as amended.

     (14) Retires or
            Retirement:       The termination of a Participant's
                              employment with all Employers after
                              (a) he has fulfilled all requirement
                              for a pension under any pension or
                              retirement plan of an Employer or
                              (b), if he is not a participant
                              under any such plan of an Employer,
                              he is terminated after having
                              attained the Company's Normal
                              Retirement Date as defined by the
                              Kellwood Company Pension Plan.

     (15) Sale of Part of
            the Company:      A sale of any part of the Company at
                              a price equal to or greater than Ten
                              Million Dollars ($10,000,000).

     (16) Share(s) or Stock:  Share(s) of the Company's common
                              stock.

     (17) Stockholder:        An owner of one or more Shares.

     (18) Targeted Criterion: The level of performance during the
                              Company's next Fiscal Year which
                              must be met for the full amount of
                              an Award to be earned by a
                              Participant.  The measures and
                              objectives may be based on earnings
                              per share or on other criteria which
                              the Committee establishes.

     (19) Targeted Shares:    The number of restricted Shares
                              which a Participant can earn at 100%
                              of the Targeted Criterion.

4.   Shares Reserved for Awards

     The total number of Shares reserved for distribution as Awards under this Plan shall be 787,500 shares, subject to adjustment as provided in Section 9 hereof. No more than 157,500 Shares

                                    3                         Rev. 3-94
     of Stock shall be subject to Awards in any one Fiscal Year.

5.   Award Procedure

     A. The Committee, upon the recommendation of the Chief Executive Officer, shall determine each Participant, each Participant's Targeted Shares and shall make Awards to the Participants in accordance with further provisions of the Plan.

     B. The Committee shall determine the following at the time of setting the Targeted Criterion:
          1. The Targeted Criterion level for the measurement Period necessary for a Participant to receive any Award.
          2.   The Targeted Criterion level for the Measurement
               Period necessary to meet the Targeted Shares.
          3.   Any known or anticipated Board actions or changes
               in tax laws or regulations which are to be
               excluded, if any, from the Targeted Criterion levels identified by the Committee.

     C. The Committee shall determine the following at the time of making each Award:
          1. The extent that the Targeted Criterion of the Company have been met.
          2. The value of each Award shall be determined in accordance with the attached "Schedule for Determination of Award".

6.   Adjustments to Targeted Criterion

     The Committee shall have the power, exercisable at its sole discretion, to adjust the Targeted Criterion to reflect any major alterations in the course of the business or to exclude the effects of any action by the Board or of any changes in the tax laws or regulations which impact significantly on the Targeted Criterion and which were not anticipated on the date a Participant's Targeted Shares were determined.

7.   Payment

     A. The payment of a Participant's Award shall be made in restricted Company Stock.
     B. A total of 25% of the stock comprising the award will be paid to a participant by the Company on the first business day in December each year.
     C. The Company shall place in escrow with the escrow agent, in the name of the participant, as restricted stock, 100% of the stock earned by the participant under this Plan. The restrictions on the stock placed in escrow shall lapse, and the stock shall be transferred to the

                                    4                         Rev. 3-94
          participant from the escrow at the rate of 25% a year, with the first release on the first business day in December each year, and the remaining 75% in three equal installments commencing on the first business day in June of the year following the calendar year in which the award is earned and on each first business day of each June thereafter.
     D. In the event of the death, Disability or Retirement of a Participant during a Fiscal Year, the Participant or his beneficiary shall be entitled to receive a pro rata portion of the Award which would otherwise have been due to him had he remained an Employee until the end of the Company's Fiscal Year based on the number of full months during which the Employee was employed during the Company's Fiscal Year.
     E. In the event of Disability or Retirement of a Participant, or in the case of an officer of the Company, termination of employment within one year following a Change in Control of the Company, the restricted stock which was in escrow as of the date of the Participant's Disability or Retirement shall be released from escrow in accordance with the release dates at the same rate as if the Participant continued as an Employee. The
          Compensation Committee, in its sole discretion, may accelerate the lapse of restrictions in the event of a particular hardship affecting the employee at or after the employee's retirement.
     F. In the event of the death of a Participant, any restricted Stock, which was in escrow as of the date of the Participant's death, shall be released and shall be paid to such one or more beneficiaries as the Participant may have designated in writing and filed with the Secretary of the Committee. Beneficiaries may be named contingently or successively and may share in different portions, if so designated by the Participant. If no beneficiary has been designated, the payments shall be made to the estate of the decedent.
     G. In the event of a Sale of Part of the Company and as a result of it the Participant is terminated, the Committee, in its sole discretion, may accelerate all of the release dates on restricted Stock and cash of Awards earned by the terminated Participant. The acceleration may be immediate or for a period of not to exceed three
          (3) years after the termination.
     H. The Compensation Committee, in its sole discretion, may accelerate the lapse of restrictions in the event of a particular hardship affecting the employee at or after the employee's retirement.

                                    5                         Rev. 3-94

8.   Forfeitures

     Upon the termination of employment of a Participant from the services of all Employers due to any reason other than death, Disability, Retirement, or in the case of an officer of the Company within one year following a Change in Control of the Company, any restricted Stock then in the escrow on the date of such termination shall be forfeited by the Participant, except as provided in Section 7, G. Any restricted Stock forfeited hereunder shall be available for further awards under the Plan.

9.   Change in Capitalization

     A. In the event of any Stock dividend, split-up, reclassification or other changes in the Stock, the Committee shall make such adjustments as it deems equitable to accomplish the purpose of the Plan. A Committee's determination as to any adjustments shall be final and conclusive.
     B. Each participant who receives an Award of restricted Stock under the Plan shall be entitled to dividends on the shares of restricted Stock and to all the rights of a stockholder with respect to the restricted stock from the date restricted Stock was issued. Any Stock received as a result of a Stock dividend or Stock split, or otherwise in respect of any restricted Stock, shall be subject to the same restrictions as the original Stock.

10.  Administration and Interpretation of the Plan

     The Committee shall have full responsibility for the administration of the Plan and may establish rules deemed by it to be appropriate to carry out the purposes of the Plan. The decision of the Committee with respect to selection of Participants, the amount of Targeted Shares and Awards, and the interpretation of the Plan shall be conclusive and binding on all parties.

11.  Miscellaneous

     A. By acceptance of any Award under this Plan, the Participant agrees that the value of any Stock issued to him pursuant to an Award is special compensation and that the value of the Stock will not be taken into account in determining the amount of any pension or other retirement benefits under any Employer's retirement program, the amount of life insurance coverage under any Employer's program, or be considered as "income" in determining the gross monthly indemnity under any Employer's long-term disability benefit program.
     B.   No interest of a Participant may be sold, donated,

                                    6                         Rev. 3-94
          pledged, or otherwise assigned or otherwise transferred in whole or in part, except by will or the laws of descent and distribution.
     C. The Awards hereunder shall not be funded in any way by the Company, but shall remain unfunded obligations of the Company.
     D. Participation in the Plan does not give a Participant any right to be retained as an Employee of any Employer.
     E. The delivery of any Stock under the Plan to a Participant may also be subject to such other provisions as the Committee determines appropriate, including any which may be considered necessary to comply with federal or state securities laws or stock exchange requirements or withholding tax requirements.
     F. The titles and headings of the sections in this Plan are for convenience or reference only and in the event of any conflict, the text of this Plan, rather than such headings, shall control.

12.  Adoption Amendments or Termination of the Plan

     A. After the initial approval of this Plan by the Stockholders of the Company, the Committee shall have the right to extend the length of this Plan, amend or modify this Plan from time to time, or to terminate this Plan entirely or to discontinue the establishment of Targeted Shares, either temporarily or permanently; provided, however, no amendment or modification of this Plan or its termination shall affect or impair the provisions of any Award theretofore made without the written consent of each Participant whose Award would be affected or impaired by the amendment, modification or termination.
     B.   This Plan is effective as of May 1, 1983.
     C. Unless extended by the Board, no Award may be made under this Plan after July 1, 1996.

13.  Immediate Release from Escrow

     Notwithstanding the other provisions of this Plan, upon (i) a Change in Control of the Company, or (ii) a resolution to the following effect by the Committee passed after commencement of a tender offer or other acquisition plan or program by any person which, if consummated in accordance with its terms, would result in a Change in Control of the Company; then all restrictions on stock in escrow shall automatically and immediately lapse, and all restricted stock which was in escrow as of the above pertinent date shall be released from escrow immediately and transferred to the Participants.

14.  Withholding

     When a participant is required to pay to the Company an amount

                                    7                         Rev. 3-94
     required to be withheld under applicable tax laws, in connection with the release of shares under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld. The election must be made on or before the date that the amount of tax to be withheld is determined (the "Tax Date"). The fair market value of the shares to be withheld is the average of the high and low market price of the Common Stock on the New
     York Stock Exchange on the Tax Date. Fractional amounts will be paid in cash. Elections will be subject to the following restrictions: (1) they must be made on or prior to the Tax
     Date, (2) they will be irrevocable, and (3) they will be subject to the disapproval of the Committee. Elections by participants whose transactions in Common Stock are subject to
     Section 16(b) of the Securities Exchange Act of 1934
     ("Officers") will be subject to the following additional restrictions: (1) they may not be made within six months of the grant of the award (except that this limitation will not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period), and
     (2) they must be made either six months or more prior to the Tax Date or in a ten day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings.

                                    8                         Rev. 3-94